PRESS RELEASE	Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	THOMAS H. POHLMAN,
PRESIDENT
(515) 232-6251

May 13, 2015

AMES NATIONAL CORPORATION DECLARED CASH DIVIDEND

AMES, IOWA - On May 13, 2015, Ames National Corporation (the “Company”) declared a cash dividend of $0.20 per common share. The dividend is payable August 17, 2015, to shareholders of record at the close of business on August 3, 2015.

Ames National Corporation is listed on the NASDAQ Capital Market under the ticker symbol, ATLO. The Company’s affiliate banks include: First National Bank, Ames, Iowa; Boone Bank & Trust Co., Boone, Iowa; State Bank & Trust Co., Nevada, Iowa; Reliance State Bank, Story City, Iowa; and United Bank & Trust NA, Marshalltown, Iowa. Additional information about the Company can be found at www.amesnational.com.